UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 8, 2011

STAG INDUSTRIAL, INC.

(Exact name of registrant specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

99 High Street, 28th Floor

Boston, Massachusetts  02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:  (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 8, 2011, STAG GI Investments Holdings, LLC, a Delaware limited liability company and subsidiary of STAG Industrial, Inc., a Maryland corporation (the “Company”), entered into a Master Loan Agreement (the “Loan Agreement”) with Connecticut General Life Insurance Company providing for a secured acquisition credit facility with $65.0 million of borrowing capacity. The Company intends to use this facility for property acquisitions. The loan contains, at each loan advance, a loan-to-value requirement with respect to the collateral properties and a minimum debt service coverage ratio. The credit facility matures eight years after the initial advance under the loan and has an initial interest rate of 5.88% per annum.  The Loan Agreement contains customary representations, warranties and covenants.

ITEM 2.03.            CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On July 8, 2011, STAG GI Investments Holdings, LLC, a Delaware limited liability company and a subsidiary of the Company, entered into the Loan Agreement, providing for a secured acquisition credit facility with $65.0 million of borrowing capacity. The credit facility matures eight years after the initial advance under the loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STAG INDUSTRIAL, INC.

		By:	/s/ Kathryn Arnone
Kathryn Arnone
Executive Vice President, General Counsel and Secretary

Dated:	July 12, 2011